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                                                                    EXHIBIT 23-4






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1989 Stock Option Plan, 1992 Employee Stock Purchase Plan and 2001 Stock Plan, of our report dated December 31, 1999 with respect to the consolidated financial statements of The Vantive Corporation for the year ended December 31, 1998 included in the Annual Report on Form 10-K/A for the year ended December 31, 2000.



                                                     /s/ ARTHUR ANDERSEN LLP

San Jose, California
July 2, 2001